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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
First Mutual Bancorp, Inc.

We consent to the incorporation by reference in this Proxy Statement and Prospectus on Form S-4 filed with the Securities and Exchange Commission of our report dated January 16, 1998 on the financial statements included in the Form 10-K of First Mutual Bancorp, Inc. for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in this Prospectus.



                                       /s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
November 11, 1998